UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          June 9, 2006

KMG Chemicals, Inc.

(Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10611 Harwin Drive, Suite 402, Houston, Texas	77036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-600-3800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01Changes in registrant’s Certifying Accountant.

On June 1, 2006 the partners of UHY Mann Frankfurt Stein & Lipp CPAs, LLP announced that they were joining UHY LLP, a New York limited liability partnership.  UHY LLP is the independent registered public accounting firm with which UHY Mann Frankfort Stein & Lipp CPAs, LLP has an affiliation.  UHY LLP is a legal entity that is separate from UHY Mann Frankfort Stein & Lipp CPAs, LLP.  On June 9, 2006, UHY Mann Frankfort Stein & Lipp CPAs, LLP notified KMG Chemicals, Inc. that it has ceased to provide audit services to the Company, and accordingly, resigned as the independent registered public accountants of the Company on that date.  On June 9, 2006 the Audit Committee of the Company engaged UHY LLP as the Company’s independent registered public accountant for the Company’s fiscal year ending July 31, 2006.  UHY LLP has advised the Company of its acceptance of that engagement.

UHY Mann Frankfort Stein & Lipp CPAs, LLP has been the independent registered public accountant auditors of the Company since November 16, 2004.  None of the reports of UHY Mann Frankfort Stein & Lipp CPAs, LLP on the Company’s financial statements since their engagement or subsequent interim periods contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change principal accountants was approved by the Audit Committee of the Company’s Board of Directors.

Since their engagement on November 16, 2004, and for the most recent fiscal year and any subsequent interim periods, there were no disagreements between the Company and UHY Mann Frankfort Stein & Lipp CPAs, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of UHY Mann Frankfort Stein & Lipp CPAs, LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its report.  None of the reportable events defined in paragraphs (A) through (D) of Item 304(a)(1)(v) of Regulation S-K have occurred since the engagement on November 16, 2004 of UHY Mann Frankfort Stein & Lipp CPAs, LLP, and for the most recent fiscal year and any subsequent interim periods.

The Company has provided UHY Mann Frankfort Stein & Lipp CPAs, LLP with a copy of the above disclosures in response it Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K.  The Company requested that UHY Mann Frankfort Stein & Lipp CPAs, LLP deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree.  A copy of the letter of UHY Mann Frankfort Stein & Lipp CPAs, LLP is filed as Exhibit 16.1.

On June 9, 2006 the Audit Committee of the Company engaged UHY LLP as the Company’s independent registered public accountant for the Company’s fiscal year ending July 31, 2006.  During the Company’s two most recent fiscal years or subsequent interim period, the Company has not consulted with UHY LLP regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did the limited liability partnership of UHY LLP provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.  Further, during the Company’s two most recent fiscal years or subsequent interim periods, the Company has not consulted with the limited liability partnership of UHY LLP on any matter that was the subject of a disagreement or a reportable event.

The Company has provided UHY LLP with a copy of the above disclosures in response it Item 304(a) of Regulation S-K in conjunction with the filing of this Form 8-K.  The Company requested that UHY LLP deliver to the Company a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) of Regulation S-K, and if not, stating the respects in which it does not agree.  A copy of the letter of UHY LLP is filed as Exhibit 16.2.

Item 9.01 Financial Statements and Exhibits

                (c)           Exhibits.

                16.1 Letter dated June 9, 2006, from UHY Mann Frankfort Stein & Lipp CPAs, LLP

                16.2 Letter dated June 9, 2006, from UHY LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: June 9, 2006
John V. Sobchak,
Chief Financial Officer